Exhibit 10.9

FIFTH AMENDMENT

TO THE

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

2005 LONG-TERM INCENTIVE PLAN

WHEREAS, Consolidated Communications Holdings, Inc. (the “Company”) maintains the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, as amended and restated effective May 5, 2009, and as further amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) now deems it appropriate to amend the Change in Control definition in the Plan.

NOW, THEREFORE, the Board hereby approves the following amendments, effective with respect to awards granted under the Plan on and after October 29, 2018 as well as all outstanding awards previously granted under the Plan:

1.Section 2.5 of the Plan is amended by deleting the words “through a transaction which has a ‘closing’”.

2.Section 2.5(c) of the Plan is amended by deleting the words “the stockholders of the Company approve any” and replacing them with “the consummation of a”.

3.Section 2.5(d) of the Plan is amended by deleting the words “the stockholders of the Company any reorganization, merger, consolidation or share exchange” and replacing them with “the consummation of a reorganization, merger, consolidation or share exchange involving the Company”.

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IN WITNESS WHEREOF, Consolidated Communications Holdings, Inc. has caused this Fifth Amendment to be executed on the 29th day of October, 2018.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven L. Childers
Title:	Chief Financial Officer